SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported):  February 19, 1998
                        Commission File Number:  0-14096


                             FORELAND CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0422812
     (State or other jurisdiction of      (IRS Employer Identification No.)
      incorporation or organization)


          12596 W. BAYAUD AVENUE
      SUITE 300, LAKEWOOD, COLORADO                   80228
     (Address of Principal Executive Offices)       (Zip Code)


              Registrant's Telephone Number, including Area Code:
                               (303) 988-3122

                                    N/A
     (Former name, former address, and formal fiscal year, if changed since last report)


                             ITEM 5.  OTHER EVENTS

      Foreland Corporation (the "Company") announced on February 19, 1998 that the first well of Foreland's 1998 multi-well drilling program has begun drilling.

      The first four wells to be drilled with the CAZA rig include three development wells at Foreland's Eagle Springs Field and one 3D defined exploratory well located one-half mile east of the Company's Ghost Ranch Field. The initial well was spudded on February 14 and is expected to take approximately three weeks to drill. This development drilling is believed to increase Foreland's daily oil production through primary recovery and in the future serve its enhanced recovery program at Eagle Springs.

      The Company also reported that several other 3D seismic defined exploration wells are scheduled to be drilled after seismic processing is completed in the Pine Valley area. Additional 3D seismic acquisition is planned during 1998.

      Except for the historical information contained herein, the matters discussed in this report are "forward-looking statements" within the meaning of federal securities laws. Actual results or events may differ substantially from these forward-looking statements due to numerous risks and uncertainties, including actual results from drilling for expansion, cash flow from operations, and other risks discussed in the Company's filings with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 16, 1998

                                          FORELAND CORPORATION


                                          By /s/ N. Thomas Steele, President